Exhibit 10.14

3 Mobileye Vision Technologies LTD. Employment Agreement This Employment Agreement is effective as of April 01 2022 (the "Effective Date"), by and between Mobileye Vision Technologies Ltd., Registration No. 51-270043-6, an Israeli company with its principal offices at 13 Hartum St., Jerusalem, Israel (the "Company"), and Boaz Ouriel an individual whose address at (the "Employee"). W i t n e s s e t h : WHEREAS, the Company desires to employ the Employee as its Software Development Manager - VP and the Employee desires to be employed by the Company in that position on the terms and conditions set forth below: NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, the parties hereto agree as follows: 1. The Employee’s Duties and obligations 1.1. The Employee shall from April 01 2022 (hereinafter "Date of Commencement of Employment") serve in the position of Software Development Manager - VP and shall report to Yossi Kreinin. The Employee shall observe and comply with all resolutions, regulations and directions from time to time made or given by the Company. 1.2. The Employee shall use his best endeavors to promote the interests of the Company. The Employee shall devote all of his business and professional time, attention, energy, skill, learning and best efforts to the affairs of the Company and shall perform his duties provided for hereunder at such locations as is directed by the Company. The Employee shall use his best endeavors to protect the good name of the Company and shall not perform any act that shall bring the Company into disrepute. 1.3. In the event that the Employee shall discover that he has or might have at some point in the future any direct or indirect personal interest in any of the Company’s business or a conflict of interest with the duties required of him by virtue of his employment with the Company, immediately upon such discovery the Employee shall so inform the board of directors of the Company in writing. 1.4. The Employee shall not during the term of this Agreement engage directly or indirectly in rendering services of a business, professional or commercial nature to any other person, firm, or corporation, whether or not such services are rendered for gain, profit or other pecuniary advantage. 1.5. The Employee shall not directly or indirectly accept any commission, rebate, discount, or gratuity in cash or in kind, from any person who has or is likely to have a business relationship with the Company.

4 2. Scope of employment & overtime payment 2.1. Standard full-time employment in the company entails- forty-two hours weekly excluding breaks. Employment comprises five days a week, Sunday to Thursday. All compensation and benefits in this contract apply to full-time employment as defined above. Partial employment will be compensated in proportion to full employment. The employee has agreed to work 100% of full employment and will therefore receive compensation and benefits in the same percentage of the compensation and benefits applicable to full employment 2.2. In addition to section 2.1 aforementioned, the Employee will be required, from time to time and in accordance with the Company needs, to work overtime (hereinafter: "overtime”). The overtime norm must not, at any circumstances, exceed 36 hours per month. 2.3. The Employee shall be entitled to compensation for overtime worked by him in the total sum of 11,324 NIS per month (hereinafter: "overtime payment”). The overtime payment shall be calculated as follows: the Base salary as was set on section 3.1 divided by 182 hours (each month) multiplied by the overtime norm as was set on sections 2.2+2.1 aforementioned and multiplied by 1.33 (the average between 125% overtime compensation to 150% overtime compensation). 2.4. It is hereby clarified and agreed upon that the Employee will not be entitled to work overtime exceeding the norm specified in section 2.2 above, without written permission given by his supervisor – as defined in section 1.1 in advance. Should a written permission be given, the Employee will be entitled to additional overtime payment regarding the overtime hours exceeding the norm specified in section 2.2 above, in accordance with reported hours and as was permitted by his supervisor. 2.5. Weekly Rest. The Employee’s weekly day of rest shall include the Sabbath day. 3. Base salary 3.1. In consideration for the performance of all his duties on behalf of the Company according to this contract, the Employee shall be entitled to a monthly global salary (the "Base Salary") of 43,045 New Israeli Shekels ("NIS"), and also to supplementary payments (i.e. overtime payment), to social benefits and to pension insurance, as specified in section 4 below (hereinafter: "The Benefits"). 3.2. It is understood and agreed upon the parties that the Base Salary, the supplementary payments and The Benefits are in gross values and shall be subject to tax deduction at source, as required by any relevant law. 3.3. It is understood and agreed upon the parties that the Base Salary, the supplementary payments and the Benefits shall be deemed as the full and total consideration that the Employee is entitled to, either according to this contract or according to any law applicable, due to the fulfillment of his obligations according to this contract, including overtime work. 3.4. The Employee shall devote his full working hours, attention, diligence and energy to his employment under this Agreement. 3.5. The Base Salary and the Benefits for each preceding month shall be paid in the next month not later than the 9th day of the month. The Company shall make the appropriate payments on behalf of the Employee, out of the money that was deducted from the Salary, the supplementary payments or from the Benefits to the income tax authorities, the Institute of National Insurance and any other relevant authority.

5 4. Benefits 4.1. Advance study Fund ("Keren Hishtalmut"). The Employee will be entitled to an Advance Study Fund, starting from the first month of his employment. For each month, the Company and the employee will contribute the following amounts towards the Advance Study Fund of the employee's choosing: A total of 7.5% of the Employee’s ‘Insured Salary’ will be contributed by the company and a total of 2.5% of the Employee’s ‘Insured Salary will be contributed by the employee. For this purpose, the Insured Salary equals to 80% of the Base Salary + Overtime Payment + Convalescence Pay - Any amounts paid to Advance Study fund that exceed the tax-exempt ceiling will be taxable by the employee. 4.2. Convalescence Pay. The Employee shall be entitled to convalescence pay equal to 255 NIS per month. It is clarified that to the extent that this amount is lower than the amount of the convalescence allowance to which the employee is entitled, according to the applicable law, The company will pay an additional payment of the balance of the legal convalescence allowance. 4.3. Severance Pay and Managers Insurance. The Company will pay contributions on account of the Employee into a pension plan of the Employee’s choosing (pension fund / Managers Insurance). For the purposes of this section only, the Insured Salary will be the Base Salary, together with the overtime payment, hereinafter: the “Insured Salary”). In the event that the Employee chooses a pension fund – the Company’s budgetary allocation for contributions, will be 6.5% of the insured salary on account of benefits, and 8.33% of the insured salary on account of severance pay, and the Employee’s contribution will be 6%, of the insured salary deducted from his salary and transferred to the pension plan. In the event that the Employee chooses a senior executive insurance policy, contributions will be identical to those with respect to a pension fund, but the Company’s contributions for benefits, 6.5% of the insured salary, will also include the cost of disability insurance, to the tune coverage of 75% of the Insured Salary, provided that the Company’s contribution rate for benefits alone, is no less than 5% of the Insured Salary. To the extent that it is necessary to increase the costs for 75% of salary coverage on account of disability insurance (beyond the Company’s total budget for benefits, similarly to with the pension fund), the costs to the Company both on account of disability insurance, and on account of benefits, will not exceed 7.5% of the Insured Salary. The Employee hereby declares that the payments under this section are done on his authority and consent. 4.4. Vacation days. The employee will be entitled to accumulate 24 business days' vacation in each calendar year at the first year and an extra day per year. Maximum yearly accumulation of vacation days will not exceed 24 days per year. It is hereby understood that it is in the interests of each of the parties that the Employee takes advantage of the vacation days granted to him for purposes of rest and relaxation and that the Company may, in its sole discretion, require the Employee to take advantage of any days' vacation as may become owing to him. Vacation days will be coordinated with the management and are contingent upon the Company’s approval. For purposes of this Section a "Business Day" shall mean any Sunday through Thursday during which the Company is open for business. 4.5. Sick Leave. The employee will be entitled to fully paid sick leave beginning on the first day of his illness, conditional on presentation of certification of illness issued by the health fund (kupat cholim) of which the employee is a member. Other than sick leave from the first day of illness as specified above, accumulation of sick leave and all relevant effects of illness will be governed by the provisions of The Sick Pay Law 5736 - 1976.

6 4.6. Expense Reimbursement. The Company will reimburse the employee for any documented, out-of-pocket expenses from time to time properly incurred by the Employee in connection with his employment by the Company and approved in advance by the management of the company in its absolute discretion. 4.7. Employee Stock Plan. The employee will be recommended for a grant of 549,976 $ in Restricted Stock Units (RSUs) of Intel. The RSUs will be granted , subject to approval by the compensation committee of Intel's board of directors, on February 28, 2022. The RSUs will become vested in three equal tranches over a three-year period, vesting 33% on each of November 30, 2022, November 30, 2023, and November 30, 2024 if there is still an employee-employer relationship on such vesting dates. 549,976$ will be converted into RSU Units according to the average share price in the period prior to the grant date. This Information should be treated as a statement of intention and not as a definitive term. 5. Confidentiality, non-competition, technology assignment 5.1. The Employee agrees to maintain the terms and conditions contained in this Agreement in strict confidence and shall not disclose to any third party, including any other employee of the Company, without the prior written consent of the Company. 5.2. The Employee shall execute an Employee Proprietary Information and Inventions Agreement in the form of the Agreement attached hereto as Annex A. 5.3. Employee agrees that it would be difficult to measure damage to the Company from any breach of Employee of the promises set forth in this Section 5 or in the Proprietary Information Agreement, and that injury to the Company from any such breach would be impossible to calculate, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, Employee agrees that if he breaches any provision of this Section 5 or of the Proprietary Information Agreement, the Company will be entitled, in addition to all other remedies it may have, to an injunction or other appropriate orders to restrain any such breach by Employee without showing or proving any actual damage sustained by the Company. 6. Termination 6.1. The Company and the Employee may terminate this Agreement, for any reason, by giving prior notice as mandated by law. 6.2. In the event that the Employee does not deliver to the Employer the Prior Notice as required by section 6.1, the Employee shall pay compensation to the Employer of an amount equal to the Full salary to which the Employee would have been entitled during the period of the Prior Notice. The Employer shall be entitled to deduct such sum from any monies due and payable to the Employee. 6.3. Subject to the receipt by the Employee of Prior Notice from the Employer, the Employee hereby undertakes in favor of the Company that prior to termination of this Agreement for any reason, he shall train his successor and provide him with orderly explanations of all information and knowledge required to enable such successor to perform the duties in a manner similar to the manner in which the Employee performed such duties. The Company shall be entitled to cancel and revoke the provisions of this subsection. 6.4. In the event that the employment of the Employee is terminated, the Employee shall immediately return all documents, information, reports, possessions or other assets belonging to the Employer. 7. Miscellaneous

7 7.1. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Israel, without giving effect to the rules respecting conflict of law. 7.2. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith or with any other term, condition or provision hereof, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party. 7.3. The headings of paragraphs are inserted for convenience and shall not affect any interpretation of this Agreement. 7.4. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. 7.5. This Agreement together with the Employee Proprietary Information Agreement and Inventions Agreement and the rest of the appendices constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement and the Proprietary Information Agreement. 7.6. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall require such successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term “successors and assigns” as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise. 7.7. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. Mobileye Vision Technologies Ltd. The "Employee" Yossi Kreinin [manager sign] Boaz Ouriel [employee sign]